Exhibit 1.1

5.85% Capital Securities

BB&T CAPITAL TRUST I
Guaranteed by
BB&T CORPORATION

Underwriting Agreement

Richmond, Virginia
August 11, 2005

To the Representatives
  named in Schedule I hereto
  of the Underwriters named
  in Schedule II hereto

Ladies and Gentlemen:

          BB&T Capital Trust I (the “Trust”), a statutory trust created under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Part V, Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq.) and BB&T Corporation, a North Carolina corporation (the “Company” and, together with the Trust, the “Offerors”), confirm their agreement (the “Agreement”) with the Representatives named in Schedule I hereto and each of the other Underwriters named in Schedule II hereto (collectively, including the Representatives, the “Underwriters”), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth opposite their names in Schedule II of the 500,000 5.85% Capital Securities (liquidation amount of $1,000 per security) of the Trust (the “Capital Securities”). The terms of the Capital Securities are specified in Schedule I hereto. The Capital Securities will be fully and unconditionally guaranteed by the Company (the “Capital Securities Guarantee”), to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement (the “Guarantee Agreement”), to be dated as of August 18, 2005, between the Company and U.S. Bank National Association, a national banking association, as Trustee (the “Guarantee Trustee”). The Capital Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter of representations, to be dated on or prior to a Closing Date (as defined in Section 3 herein) (the “DTC Agreement”), among the Trust and DTC.

          The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase $515,464,000 of 5.85% Junior Subordinated Debentures, due August 18, 2035 (the “Junior Subordinated Debentures”) issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Trust Agreement, dated as of June 26, 2001, as amended and restated by the Amended and Restated Trust Agreement of the Trust, to be dated as of August 18, 2005 (the “Trust Agreement”), among the Company, as Depositor, M. Patricia Oliver and Christopher L. Henson, as administrative trustees (the “Administrative Trustees”), U.S. Bank National Association, a national banking association (“U.S. Bank”), as property trustee (the “Property Trustee”), and Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee” and, together with the Property Trustee, the Administrative Trustees, and the Indenture Trustee, as defined below, the “Trustees”). The Junior Subordinated Debentures will be issued pursuant to a Junior Subordinated Indenture to be dated as of August 18, 2005, to be supplemented by a First Supplemental Indenture dated as of August 18, 2005 (collectively, the “Indenture”), between the Company and U.S. Bank, as trustee (the “Indenture Trustee”).

          The Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Debentures may be collectively referred to herein as the “Securities.” The Indenture, the Trust Agreement and the Guarantee Agreement, the DTC Agreement and this Agreement may be referred to herein collectively as the “Operative Documents.” The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule II hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives named in Schedule I hereto. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule II hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

          The Offerors understand that the Underwriters propose to make a public offering of the Capital Securities (as guaranteed by the Capital Securities Guarantee) on the terms and in the manner set forth herein and agree that the Underwriters may resell, subject to the conditions set forth herein, all or a portion of the Capital Securities.

          The Offerors have jointly filed with the Commission a registration statement on Form S-3 (File Nos. 333-126592 and 333-126592-01) and pre-effective amendment no. 1 thereto for the registration of the Securities under the 1933 Act, and the offering thereof from time to time in accordance with Rule 415, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the 1939 Act. Such registration statement (as so amended, if applicable), including the Rule 430A Information, if any, or Rule 434 Information, is referred to herein as the “Registration Statement”; and the final prospectus and the prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act, prior to the execution of this Agreement; provided, further, that if the Company files a Rule 462(b) Registration Statement, then, after such filing, all references to “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to “Prospectus” shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the “Term Sheet”), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference into the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference into the Registration Statement, Prospectus or preliminary prospectus, as the case may be. Certain terms used in this Agreement are defined in Section 17 hereof.

                       (1)      Representations and Warranties. The Offerors represent and warrant to, and agree with, each Underwriter, as of the date hereof and as of any Closing Date (as defined below) (in each case, a “Representation Date”) as set forth below in this Section 1.

         (a)     Compliance with Registration Requirements. The Offerors meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Offerors, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

        At the respective times, including the date hereof and any Closing Date (as defined below), the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K (and any amendment thereto) with the Commission (as so amended, the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, all applicable requirements of Regulation S-X) and the 1939 Act and the 1939 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

        Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b), complied, when so filed, in all material respects, with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (b)     Incorporated Documents. The documents incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations (including, without limitation, all applicable requirements of Regulation S-X) and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Offerors.

         (d)     Trust Existence. The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement and the Trust Agreement; the Trust is and will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Trust does not have any consolidated or unconsolidated Significant Subsidiaries as such term is defined in Rule 1-02 of Regulation S-X, and will be treated in accordance with U.S. generally accepted accounting principles. The Trust is not required to be authorized to do business in any jurisdiction other than the State of Delaware. The Trust is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a material adverse change or event which would result in a material adverse effect on the condition of the trust, financial or otherwise.

         (e)     Authorization of Common Securities. The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as set forth in the Trust Agreement, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights. On any Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

         (f)     Authorization of Capital Securities. The Capital Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor as provided herein, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. Subject to the terms of the Trust Agreement, the holders of the Capital Securities, as beneficial owners of Capital Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware except that the holders of the Capital Securities may be obligated to provide (a) indemnity or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Capital Securities certificates and the issuance of replacement Capital Securities certificates, and (b) security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

         (g)     Authorization of Junior Subordinated Debentures. The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

         (h)     Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

         (i)     Authorization of the Guarantee Agreement and the Trust Agreement. The Guarantee Agreement and the Trust Agreement have each been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

         (j)     Descriptions of the Securities and Operative Documents. The Securities being sold pursuant to this Agreement and the Operative Documents will conform in all material respects to the statements relating thereto contained in the Prospectus.

         (k)     No Violation of Charter or By-laws; Due Performance. To the best of the Company’s knowledge, neither the Company nor any of its Subsidiaries has authorized to be taken or has taken any action which would constitute a violation of any provision of its respective charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (l)     Due Performance by the Trust. To the best of the Trust’s knowledge, no default by the Trust exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (m)     Company and Trust Not Investment Companies. Neither the Company nor the Trust is, and following consummation of the transactions contemplated by the Operative Documents will be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the 1940 Act.

              Any certificate signed by any officer of the Offerors or any Subsidiary and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Offerors, as to matters covered thereby, to each Underwriter on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

                      (2)      Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a price of $1,000 per Capital Security, at a place and time hereinafter specified, the number of Initial Capital Securities set forth in Schedule II opposite the name of such Underwriter, plus any additional Initial Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                       The Underwriters agree to make a public offering of their respective Capital Securities specified in Schedule I hereto at the initial public offering price specified above. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify such offering.

                        (3)      Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Offerors or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Offerors by wire transfer payable in same-day funds to an account specified by the Offerors. Delivery of the Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

                As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase Junior Subordinated Debentures of the Company (which purchase was arranged by the Underwriters), the Company hereby agrees to pay on any Closing Date to the Representatives by wire transfer in immediately available funds, for the accounts of the several Underwriters, $10.00 per Capital Security to be delivered hereunder on that Closing Date.

                       (4)      Offering by Underwriters. It is understood that the several Underwriters propose to offer the Capital Securities for sale to the public as set forth in the Prospectus.

                       (5)      Agreements. The Offerors agree with each of the several Underwriters that:

         (a)     Compliance with Securities Regulations and Commission Requests. The Offerors, subject to Section 5(b), will comply with the requirements of Rule 430A and/or Rule 434, if and as applicable, and will notify the Representatives immediately of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly make the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Offerors will make reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b)     Filing of Amendments. The Offerors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object, provided that such objection will not be unreasonably made.

         (c)     Delivery of Registration Statements. The Offerors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d)     Delivery of Prospectuses. The Offerors will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e)     Continued Compliance with Securities Laws. The Offerors will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Offerors, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f)     Blue Sky Qualifications. The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and the jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

         (g)     Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Offerors will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

         (i)     Reporting Requirements. The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                       (6)      Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Capital Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following additional conditions:

         (a)     Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(l), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing that such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b)     Opinion of General Counsel of the Company. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of M. Patricia Oliver, Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto.

         (c)     Opinion of Counsel for the Company. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Womble Carlyle Sandridge & Rice, PLLC, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Offerors and their Subsidiaries and certificates of public officials.

         (d)     Opinion of Counsel for the Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Troutman Sanders LLP, counsel for the Underwriters to the effect set forth in Exhibit C hereto, together with signed or reproduced copies of such letters for each of the other Underwriters, with respect to the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Offerors and their Subsidiaries and certificates of public officials.

         (e)     Opinion of Special Delaware Counsel for the Offerors. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (f)     Opinion of Counsel to Delaware Trustee. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (g)     Opinion of Counsel to the Indenture Trustee, the Guarantee Trustee and the Property Trustee. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Shipman & Goodwin LLP, counsel to the Indenture Trustee, the Guarantee Trustee and the Property Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (h)     Officers’ Certificate. At the Closing Date, there shall not have been, since the Execution Time or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a “Company Material Adverse Effect”) and at the Closing Date, there shall not have been since the Execution Time or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust (a “Trust Material Adverse Effect”), and the Representatives shall have received a certificate of the Chief Financial Officer of the Company and of the Chief Accounting Officer of the Company, on behalf of the Company, and a certificate of an Administrative Trustee of the Trust dated as of the Closing Date, to the effect that (i) there has been no such Company Material Adverse Effect or Trust Material Adverse Effect, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (i)     Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from PWC a letter, dated such date, in form and substance reasonably satisfactory to the Representatives and PWC, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Annex I hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (j)     Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from PWC a letter, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives and PWC, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date.

         (k)     Ratings. At the Closing Date, the Capital Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act, if and as specified in Schedule I hereto, and the Company shall have delivered to the Representatives a letter from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such ratings. Since the Execution Time, there shall not have occurred a downgrading in the rating assigned to the Capital Securities or any of the Company’s securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Capital Securities or any of the Company’s securities.

        (l)  No Objection. If the Registration Statement or the offering of the Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (m)  Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

               If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be, in all material respects, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representatives by notice to the Offerors at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 7 and except that Sections 1 and 8 shall survive any such termination and remain in full force and effect. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

               The documents required to be delivered by this Section 6 shall be delivered at the office of Troutman Sanders LLP, counsel for the Underwriters, at Troutman Sanders Building, 1001 Haxall Point, Richmond, Virginia 23219, on the Closing Date.

                       (7)      Payment of Expenses.

         (a)     The Offerors will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing (if applicable) and delivery to the Underwriters of the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the Capital Securities to the Underwriters, (iv) the fees and disbursements of the Offerors’ counsel, accountants and other advisors or agents, as well as the fees and disbursements of the Delaware Trustee, Indenture Trustee, Guarantee Trustee and Property Trustee and their respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities if applicable and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Securities.

         (b)     If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Offerors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Offerors will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                       (8)      Indemnification and Contribution.

         (a)     Each Offeror agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

         (b)     Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of their directors, each of their officers and each person who controls the Offerors within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the sentences related to transactions in discretionary accounts and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have.

         (c)     Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d)     In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee, agent and partner of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Offerors within the meaning of either the 1933 Act or the 1934 Act, each officer of the Offerors who shall have signed the Registration Statement and each director of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to the applicable terms and conditions of this paragraph (d).

                            (9) Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                       (10)      Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Securities, if at any time prior to such time (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any Offerors and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared by Federal, New York State or State of North Carolina authorities, (iv) there shall have occurred a material disruption in settlement and clearing services, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement subsequent to the date hereof).

                       (11)      Representations and Indemnities to Survive. The respective agreements, representations, warranties and indemnities of the Offerors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, directors, employees, agents, partners or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                       (12)      Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to BB&T Capital Markets, a division of Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia 23219, attention of William E. Hardy, or, if sent to the Company or the Trust, will be mailed, delivered or telefaxed to 200 West Second Street, Winston-Salem, North Carolina 27101, attention of M. Patricia Oliver, Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer.

                       (13)      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, partners and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                       (14)      Applicable Law; Fiduciary Duty. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Offerors and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Offerors and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary relationship.

                       (15)      Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                       (16)      Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                       (17)      Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

"1933 Act" shall mean the Securities Act of 1933, as amended.

“1933 Act Regulations” shall mean the rules and regulations of the Commission under the 1933 Act.

"1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” shall mean the rules and regulations of the Commission under the 1934 Act.

"1939 Act" shall mean the Trust Indenture Act of 1939, as amended.

“1939 Act Regulations” shall mean the rules and regulations of the Commission under the 1939 Act.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

        “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval system of the Commission.

        “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Regulation S-T” and “Regulation S-K” refer to such regulations under the 1933 Act Regulations.

“Rule 415", “Rule 424", “Rule 430A”, “Rule 434", “Rule 436” and “Rule 462” refer to such rules under the 1933 Act.

         “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

         “Rule 434 Information” shall mean information with respect to the Securities and the offering thereof deemed to be a part of the Registration Statement when it becomes effective pursuant to Rule 434(d).

        “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in the fifth paragraph of this Agreement.

        “Subsidiaries” shall mean Branch Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia, which are the principal banking subsidiaries of the Company.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Offerors and the several Underwriters.

Very truly yours,

BB&T CAPITAL TRUST I

By: BB&T CORPORATION,
as Depositor

By: /s/ Christopher L. Henson
Name: Christopher L. Henson
Title: Senior Executive Vice President and
Chief Financial Officer

BB&T CORPORATION

By: /s/ Christopher L. Henson
Name: Christopher L. Henson
Title: Senior Executive Vice President and
Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

BB&T CAPITAL MARKETS,
a division of Scott & Stringfellow, Inc.

By:  /s/ William E. Hardy
       Name: William E. Hardy
       Title: Senior Managing Director

       For itself and the other
       several Underwriters, if any,
       named in Schedule II to the
       foregoing Agreement.

SCHEDULE I

General:

Underwriting Agreement dated August 11, 2005

Registration Statement Nos. 333-126592 and 333-126592-01

Representative:

     BB&T Capital Markets,
     a division of Scott & Stringfellow, Inc.
     909 East Main Street
     Richmond, Virginia 23219

Closing Date, Time and Location	August 18, 2005 at 10:00 a.m. at
Troutman Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219

Type of Offering:	Non-delayed

Capital Securities:

Title:	5.85% Capital Securities

Distribution Rate:	5.85

Total Number of Initial Capital	500,000
Securities Being Purchased:

Price to Public Per Capital Security:	$997.19

Total Price to Public:	$498,595,000

Underwriting Commissions Per Capital
Security:	$10

Total of Underwriting Commissions:	$5,000,000

Proceeds to the Trust Per Capital
Security:	$997.19

Total Proceeds to the Trust:	$498,595,000

Ratings:	Moody's: A1
S&P: BBB+

Denomination:	$1,000

Junior Subordinated Debentures:

Coupon:	5.85

Interest rate or formula:	Fixed interest: 5.85%

Interest payment dates:	February 18 and August 18, commencing
February 18, 2006

Regular record dates:	The fifteenth calendar day (whether or not a Business Day)
immediately preceding the applicable interest payment date

Stated maturity date:	August 18, 2035

Sinking fund provisions:	None

Redemption provisions:	In whole but not in part at any time upon the occurrence of
certain changes in tax consequences, Tier 1 capital treatment and investment company treatment; in whole or in part at any time at the redemption price specified in the Prospectus

Conversion provisions:	None

Listing requirements:	Not Listed

Indenture:	Junior Subordinated Indenture, to be dated as of August 18,
2005, between the Company and U.S. Bank National Association, a national banking association, to be supplemented by a First
Supplemental Indenture, to be dated as of August 18, 2005,
between the Company and U.S. Bank National Association, as
Trustee

2

SCHEDULE II

Number of Capital
Underwriter:	Securities to be Purchased:
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	470,000

Bear, Stearns & Co. Inc.	5,000

Citigroup Global Markets Inc.	5,000

Credit Suisse First Boston LLC	5,000

Keefe, Bruyette & Woods, Inc.	5,000

UBS Securities LLC	5,000

Wachovia Capital Markets, LLC	5,000

Total:	500,000